Exhibit 10.21

March 7, 2014

South Texas Reservoir Alliance LLC
1416-B Campbell Road, Suite 204
Houston, Texas 77055
Attn.:  Sean Fitzgerald

Re:	Amended Cash Compensation -- Mississippian Acquisition

Dear Sean:

This letter memorializes the further agreement by and between South Texas Reservoir Alliance LLC (“STXRA”) and Pacific Energy Development MSL LLC (“PEDCO”), a wholly-owned subsidiary of PEDEVCO Corp. (“PEDEVCO”), regarding cash compensation due and payable to STXRA for consulting services provided by STXRA in connection with PEDCO’s acquisition of certain interests in the Mississippian formation in southern Kansas (the “Subject Acreage”) from Berexco LLC (“Berexco”), pursuant to that certain Agreement for Purchase of Term Assignment dated February 22, 2013, by and between Berexco and PEDCO (the “AFPOTA”).

PEDCO and STXRA previously entered into a letter agreement, dated March 25, 2013, as amended to date, pursuant to which PEDCO agreed to pay to STXRA a fee equal to $75.00 per net oil and gas acre in the Subject Acreage acquired by PEDCO (6,762.94 net acres) (the “Gross Commission”), payable 80% in cash, equal to $405,776.40 (the “Cash Commission”), and 20% in common stock of PEDEVCO (the “Equity Commission”), as compensation for services provided by STXRA thereunder.  The Company previously satisfied in full its obligation to issue the Equity Commission.  STXRA and PEDCO hereby agree that the Cash Commission shall be satisfied in full through the issuance by the Company to STXRA of an aggregate total of 190,000 additional shares of common stock of PEDEVCO.  Issuance shall be subject to the NYSE MKT’s approval of the listing of such shares, if and as required, and approval by the Company’s Board of Directors.

Regards,

/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer
Pacific Energy Development MSL LLC

Agreed to and Accepted:

South Texas Reservoir Alliance LLC

By: /s/ Sean Fitzgerald
Name: Sean Fitzgerald
Title: Manager, South Texas Reservoir Alliance LLC
Date:  March 7, 2014